Exhibit 4.4

                          SUBSCRIPTION RIGHTS AGREEMENT
                          -----------------------------

      This SUBSCRIPTION RIGHTS AGREEMENT (the "Agreement") between Jacksonville Bancorp, Inc., a Florida corporation (the "Company"), and Independent Bankers' Bank of Florida, a state (Florida) bank (the "Subscription Agent") is dated as of November _____, 2001 and is effective as of the effective date of the Company's Registration Statement on Form SB-2, initially filed with the Securities and Exchange Commission on November 13, 2001 and the prospectus included therein (the "Prospectus").

                                    RECITALS
                                    --------

      WHEREAS, the Company proposes to issue non-transferable rights (the "Rights") entitling the stockholders of record on ______________, 2001 (the "Record Date") to purchase an aggregate of 225,000 units (the "Units") in a rights offering (the "Rights Offering");

      WHEREAS, each stockholder of the Company's common stock, $.01 par value (the "Common Stock") on the Record Date (each a "Record Holder") will receive the right to purchase one Unit for every five shares of Common Stock held and each Unit will entitle the stockholder to purchase two shares of the Common Stock and one Class A purchase warrant (the "Warrants") which the stockholder may exercise at any time before September 30, 2004, (unless the Company extends the Warrant exercise period) to purchase one share of the Common Stock for an exercise price of $_________ per share;

      WHEREAS, if the Record Holders do not subscribe for all the Units, the Company proposes to offer the remaining Units to the general public for subscription (the "Community Offering");

      WHEREAS, the Subscription Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, and exercise of the subscriptions to purchase Units in the Rights Offering and the Community Offering on the terms and conditions set forth herein; and

      NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

                                    AGREEMENT
                                    ---------

      1. APPOINTMENT OF SUBSCRIPTION AGENT. The Company hereby appoints the Subscription Agent to act as registrar and agent for the Company in accordance with the instructions hereinafter set forth; and the Subscription Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth. The Subscription Agent shall act in conjunction with SunTrust Bank or any successor transfer agent appointed by the Company (the "Transfer Agent") in distributing Subscription Certificates to stockholders and other subscribers.

      2. AMOUNT ISSUED. Subject to the provisions of this Agreement, the Company shall issue to each Record Holder non-transferable rights to purchase one Unit for every five shares of Common Stock held of record on the Record Date. The total number of Units available for subscription in the Rights and Community Offering shall not exceed 225,000. No fractional Rights or cash in lieu thereof will be issued or paid. Each Unit shall entitle the holder thereof to purchase two
           (2) shares of Common Stock, rounding up any remaining fractional share to the nearest whole number of shares, and one (1) Class A purchase warrant. If the Record Holders do not subscribe for all the Units, the Company shall offer the remaining Units to the general public through the Community Offering. Investors in the Community Offering must subscribe to purchase a minimum of 25 Units, subject to the Company's right to accept smaller subscriptions in its discretion.

      3.   FORM OF SUBSCRIPTION CERTIFICATES AND SUBSCRIPTION PACKAGE.

           (a) The Rights shall be evidenced by certificates (the "Subscription Certificates") to be delivered by the Transfer Agent. Investors in the Community Offering may also subscribe to purchase the Units by completing a Subscription Certificate. The Subscription Certificates shall be in substantially the form set forth in Exhibit A hereto together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange, or as may consistently herewith be determined by the officers executing such Subscription Certificates, as evidenced by their execution of such Subscription Certificates. The Transfer Agent shall cause the number of Units for which a Record Holder may subscribe to be printed on the Subscription Certificate being sent to such Record Holder.

           (b) The Transfer Agent will mail to each Record Holder the following: the Prospectus, the letter to stockholders, the Subscription Certificate, the Notice of Guaranteed Delivery, and the Instructions on Use of Jacksonville, Inc., Subscription Certificate. If the Record Holder is a depository, bank, trust company, or securities broker holding shares for multiple beneficial owners, the Transfer Agent shall mail to such Record Holder all of the foregoing (except the letter to stockholders) as well as the letter to brokers, the letter from brokers or other nominees to beneficial owners and instructions by beneficial owners to brokers or other nominees. Upon request by the Company, the Transfer Agent shall mail packages containing the foregoing documents to potential investors in the Community Offering.

           (c) Each Record Holder shall receive one (1) Subscription Certificate reflecting the total number of Rights the Record Holder is entitled to exercise (the "Basic Subscription Right"). If a Record Holder subscribes for all Units available to him or her under the Basic Subscription Right, the Record Holder may also subscribe for additional units (the "Oversubscription Privilege") available after satisfaction of all subscriptions under the Basic Subscription Right.

      4. EXECUTION OF SUBSCRIPTION CERTIFICATES. Subscription Certificates shall be signed on behalf of the Company by its Chairman, President, a Vice President or its Treasurer and attested by its Secretary. Each such signature upon the Subscription Certificates may be in the form of a facsimile signature of the current or any future Chairman, President, Vice President, Treasurer or Secretary and may be imprinted or otherwise reproduced on the Subscription Certificates, and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman, President, Vice President, Treasurer or Secretary notwithstanding the fact that at the time the Subscription Certificates shall be delivered or disposed of, such person shall have ceased to hold such office.

      If any officer of the Company who shall have signed any of the Subscription Certificates shall cease to be such officer before the Subscription Certificates so signed shall have been delivered by the Transfer Agent or disposed of by the Company, such Subscription Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Subscription Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Subscription Certificate, shall be a proper officer of the Company to sign such Subscription Certificate, although at the date of the execution of this Agreement any such person was not such officer.

      5.  REGISTRATION.  The  Subscription  Certificates  provided in the Rights
Offering to Record Holders shall be numbered and shall be registered in a register (the "Register") to be maintained by the Subscription Agent during the Rights Offering and transferred from the Subscription Agent to the Transfer Agent at the termination of the Rights Offering. The Subscription Certificates made available to potential investors in the Community Offering which are accepted by the Company shall be numbered and registered in the Register maintained by the Subscription Agent. The Company and the Subscription Agent may deem and treat the registered holder of a Subscription Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and neither the Company nor the Subscription Agent shall be affected by any notice to the contrary.

      6.  DURATION AND EXERCISE OF SUBSCRIPTIONS; SUBSCRIPTION PRICE.

          (a) The Rights Offering shall expire at 5:00 p.m. Eastern time (the "Close of Business") on the Rights Offering expiration date set forth in the Prospectus, subject to extension in the sole discretion of the Company at any time before the Close of Business on the Rights Offering expiration date, in a written statement to the Subscription Agent. From the effective date of the Company's Registration Statement, and thereafter until the Close of Business on the Rights Offering expiration date, the Rights may be exercised on any business day. After the Close of Business on the Rights Offering expiration date, the Rights will become void and of no value.

          (b) The Community Offering shall expire at the Close of Business on the Community Offering expiration date set forth in the Prospectus, subject to (i) extension in the Company's sole discretion at any time before the Close of Business on the Community Offering expiration date in a written statement to the Subscription Agent or (ii) earlier termination in the Company's discretion upon written notice to the Subscription Agent if acceptable subscriptions have been received for all 225,000 Units. At any time after commencement of the Community Offering and thereafter until the Close of Business on the Community Offering expiration date, investors may subscribe to purchase the Units on any business day.

          (c) Subject to the provisions of this Agreement, each Unit shall entitle the holder thereof to purchase from the Company, subject to the Company's right to accept or reject subscriptions as set forth in Section 6(o) hereof, two fully paid and nonassessable shares of Common Stock and one Warrant at the price of $____ (U.S.) per share (the "Subscription Price").

          (d) A Record Holder shall exercise such holder's Rights to purchase Units and investors in the Community Offering shall subscribe to purchase Units by depositing with the Subscription Agent at its offices maintained in Lake Mary, Florida or at such other offices or agencies as may be designated by the Agent for the purpose of administering the Rights and Community Offerings (a "Subscription Agent Office"), the Subscription Certificate duly completed and signed by the Record Holder(s) or by an investor in the Community Offering or by his or her duly appointed legal representative or duly authorized attorney, such signature to be guaranteed if required in the manner described in Section 6(f) hereof, and paying to the Subscription Agent, in lawful money of the United States of America by wire transfer, check or bank draft drawn upon a United States bank, cashier's check or a postal, telegraphic or express money order, an amount equal to the Subscription Price multiplied by the number of Units that are being acquired. A subscriber in the Rights or Community Offerings may not revoke a Subscription Certificate to purchase Units after submitting it to the Company and the Subscription Agent. If the Company so instructs the Subscription Agent, delivery of duly signed and completed Subscription Certificates and payment therefor to the offices of the Company may constitute valid and timely delivery of a subscription in the Rights Offering or the Community Offering in accordance with this Agreement.

          (e) If a person wishes to subscribe to purchase Units, but time will not permit such person to cause both (i) payment in full for each Unit to be purchased and (ii) the Subscription Certificate to reach the Subscription Agent on or before the applicable Rights or Community Offering expiration date, the person may nevertheless subscribe to purchase the Units if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

              (i) The Subscription Agent receives, on or prior to the applicable expiration date, a guarantee notice ("Notice of Guaranteed ___
          Delivery") ___ substantially in the form distributed with the Subscription Certificates, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD"), or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), stating the name of the subscribing person and the number of Units being subscribed for. The Notice of Guaranteed Delivery must guarantee the delivery to the Subscription Agent of (a) payment in full of the subscription price for each Unit to be purchased, and (b) the Subscription Certificate evidencing such purchase within three (3) business days following the date of the Notice of Guaranteed Delivery; and

              (ii) payment in full for each Unit to be purchased and the properly completed Subscription Certificate, with any required signatures guaranteed, are both received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the manner set forth in Section 19 hereof.

          (f) Unless a Subscription Certificate (i) provides that the shares of Common Stock and Warrants to be issued pursuant to the subscription represented thereby in the Rights Offering are to be issued in the name of the Record Holder and delivered directly to the Record Holder at the address of record, or (ii) is submitted for the account of a member firm of a registered national securities exchange or a member of the NASD, or a commercial bank or trust company being an office or correspondent in the United States in the Rights Offering, signatures on such Subscription Certificate must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Exchange Act. Eligible Guarantor Institutions include banks, brokers, dealers, credit unions, national securities exchanges and savings institutions.

          (g) Except where this Agreement provides otherwise, upon the tender of a Subscription Certificate showing that a Record Holder wishes to exercise the Basic Subscription Right and the payment of the Subscription Price therefor, and as soon as practicable after the Rights Offering expiration date (if the Rights Offering is not withdrawn by the Company), the Subscription Agent shall instruct the Transfer Agent to requisition for issuance and delivery to the registered holder of such Subscription Certificate and in the name of the registered holder, or the beneficial owner in the case of an exercise through a broker or nominee, as the registered holder may designate, certificates for the shares of Common Stock and Warrants issuable upon the exercise of the Basic Subscription Right evidenced by such Subscription Certificate. Such certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such shares of Common Stock and Warrants as of the Rights Offering expiration date.

          (h) Except where this Agreement provides otherwise, upon the tender of a Subscription Certificate showing that a Record Holder wishes to exercise the Oversubscription Privilege and the payment of the Subscription Price therefor, and as soon as practicable after the Rights Offering expiration date (if the Rights Offering is not withdrawn by the Company), to the extent that Units are available for exercise of the Oversubscription Privilege, the Subscription Agent shall instruct the Transfer Agent to requisition for issuance and delivery to the registered holder of such Subscription Certificate and in the name of the registered holder, or the beneficial owner in the case of an exercise through a broker or nominee, as the registered holder may designate, certificates for the shares of Common Stock and Warrants issuable upon the exercise of the

      Oversubscription Privilege evidenced by such Subscription Certificate. If the Record Holders have exercised the Oversubscription Privileges to purchase more than the number of Units available after exercise of the Basic Subscription Right, then the available Units will be allocated among the oversubscribing Record Holders pro-rata based on the number of Units subscribed from the Basic Subscription Right, and in such case, the Subscription Agent shall instruct the Transfer Agent to requisition for issuance and delivery to the registered holder of such Subscription Certificate and in the name of the registered holder, or the beneficial owner in the case of an exercise through a broker or nominee, as the registered holder may designate, certificates for that pro rata number of shares of Common Stock and Warrants. Such certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such shares of Common Stock and Warrants as of the Rights Offering expiration date.

          (i) Except where this Agreement provides otherwise, upon the tender and the Company's acceptance of a Subscription Certificate and payment of the Subscription Price in the Community Offering, and as soon as practicable after the Community Offering expiration date (if the Community Offering is not withdrawn by the Company), the Subscription Agent shall instruct the Transfer Agent to requisition for issuance and delivery to the registered holder of such Subscription Certificate and in the name of the registered holder, or the beneficial owner in the case of an exercise through a broker or nominee, as the registered holder may designate, certificates for the shares of Common Stock and Warrants issuable upon the purchase of the Units evidenced by such Subscription Certificate to the extent that the Company has accepted the subscription. Such certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such shares of Common Stock and Warrants as of the Community Offering expiration date.

          (j) The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any wire transfer, certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order, or (iii) receipt of actual funds pursuant to any Notice of Guaranteed Delivery. ___ The Company acknowledges that any payment received after 12:00 p.m. will not be credited until the next business day.

          (k) Daily, during the period of the Rights Offering until its expiration date, the Subscription Agent shall report to the Company, by telecopier or e-mail (by 4:00 p.m. Eastern Time), data regarding Rights exercised, the total number of Units subscribed for, and payments received therefor. As soon as practicable after receipt of notice from the Company of its acceptance of any subscription in the Rights Offering, the Subscription Agent will pay or deliver to the Company all amounts and other consideration received by it in connection with such subscription. If the Company has not previously accepted a subscription and such subscription evidences the exercise of the Basic Subscription Right and the Oversubscription Privilege to the extent that Units are available for exercise of the Oversubscription Privilege, Subscription Agent will pay or deliver to the Company all amounts and other consideration received by it in connection with such subscription no later than 10 days following the Rights Offering expiration date.

          (l) Daily, during the period of the Community Offering until its expiration date, the Subscription Agent shall report to the Company, by telecopier or e-mail (by 4:00 p.m. Eastern Time), data regarding subscriptions received from investors in the Community Offering, the total number of Units subscribed for and payments received therefor. As soon as practicable after receipt of notice from the Company of its acceptance of any subscription in the Community Offering, the Subscription Agent will pay or deliver to the Company all moneys and other consideration received by it in connection with such subscription. The Subscription Agent shall seek instruction from the Company with respect to subscriptions to the Community Offering which have not been previously accepted so that Subscription Agent will be in a position to pay or deliver to the Company all moneys and other consideration received by it in connection with such subscriptions no later than 10 days following the Community Offering expiration date.

          (m) The Subscription Agent shall maintain a separate account to be used solely as a depository for Subscription Price received from subscribers to be held in such account until the Company accepts the subscription to which the Subscription Price relates. The Subscription Agent shall, upon the written direction of the Company, invest the proceeds received by the Subscription Agent upon the exercise of the subscriptions, in $1,000 increments above a maintained balance of $50,000, in direct obligations of the United States of America or obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, certificates of deposit issued by commercial banks having capital and surplus in excess of One Hundred Million Dollars ($100,000,000), commercial paper rated A-1 or better by Standard & Poor's corporation or P-a or better by Moody's Investors Services, Inc., the Pegasus Treasury Money Market Fund, or repurchase agreements collateralized by U.S Treasury securities. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Company.

          (n) If either the number of Units being subscribed for is not specified on a Subscription Certificate, or the payment delivered is not sufficient to pay the full aggregate Subscription Price for all Units stated to be subscribed for, the investor will be deemed to have subscribed for the maximum number of Units that could be exercised for the amount of the payment delivered by such investor. If the payment delivered by the investor exceeds the aggregate Subscription Price for the number of Units evidenced by the Subscription Certificate delivered by such investor, the payment will be applied to subscribe for Units to the full extent of the payment delivered by the investor.

          (o) The Company will accept subscriptions from Record Holders up to the Basic Subscription Right and will accept subscriptions from Record Holders exercising their Oversubscription Privilege, subject to adjustment pro-rata based on the number of Units purchased by the Record Holder under the Basic Subscription Right if Record Holders as a group oversubscribe for more Units than are available in the Rights Offering; provided however, that the Company is not required to issue shares of Common Stock to any Record Holder who, in the Company's opinion, would be required to obtain prior clearance or approval from any state or federal bank regulatory authority to own or control such shares or Warrants if, at the expiration date for the Rights Offering, such clearance or approval has not been obtained or any required waiting period has not expired. The Company reserves the right to accept subscriptions for Units in the Community Offering in its sole discretion. The Subscription Agent shall promptly consult with the Company for specific instructions as to the acceptance or rejection of Subscription Certificates where the Subscription Agent has questions concerning timeliness, validity, form, eligibility or other questions concerning any other failure to comply in all respects with the terms of the offerings as set forth in the Prospectus or this Agreement. The Subscription Agent shall also promptly consult with the Company for specific instructions as to the acceptance or rejection of Subscription Certificates submitted by proposed investors in the Community Offering. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject any purported subscription. Subscription Certificates will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion.

          (p) The Subscription Agent will promptly return to subscribers in the Rights Offering or Community Offering, without interest or deduction, any payment tendered to the Subscription Agent in connection with the subscription for Units to the extent such subscription is rejected for any reason.

      7. WITHDRAWAL OF RIGHTS OFFERING. The Company may withdraw the offering of Units in the Rights Offering or the Community Offering at any time on or before the expiration date of such offering for any reason. Upon written notice of withdrawal by the Company to the Subscription Agent, the Subscription Agent shall cancel all Subscription Certificates received in connection with the offering being cancelled, and any funds received for the exercise of subscriptions shall be returned to the subscribers in the withdrawn offering as soon as practicable by mail, without interest or penalty.

      8. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Units and of any shares of Common Stock and Warrants issuable in the offerings; provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Subscription Certificates or any certificates for shares of Common Stock or Warrants in a name other than the registered holder of a Subscription Certificate surrendered upon the exercise of a Right, and the Company shall not be required to issue or deliver such certificates unless or until the persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or adequate provision has been made for the payment thereof.

      9. MUTILATED OR MISSING SUBSCRIPTION CERTIFICATES. If any of the Subscription Certificates is mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Subscription Agent shall deliver, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall in the case of a mutilated Subscription Certificate include the surrender thereof) and upon receipt of evidence satisfactory to the Company and the Subscription Agent of such mutilation, loss, theft or destruction, issue a substitute Subscription Certificate. Applicants for such substitute Subscription Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges prescribed by the Company or the Subscription Agent.

      10. RESERVATION OF SHARES. For the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the subscription for Units, the Company will at all times through the Close of Business on the expiration date of the Rights Offering or the Community Offering, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued shares of Common Stock, the number of shares of Common Stock deliverable upon the subscription of all available Units, and the Company will authorize and direct the Transfer Agent at all times to reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose.

      Before  taking  any action  that would  cause an  adjustment  pursuant  to
Section 12(b) reducing the Subscription Price below the then par value (if any) of the shares of Common Stock issuable upon subscription for Units, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Subscription Price as so adjusted.

      The Company covenants that all shares of Common Stock issued upon subscription for the Units accepted by the Company will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all liens, charges and security interests created by or imposed upon the Company with respect to the issuance thereof.

      11. REGISTRATION OF SHARES. The Company has filed or will file with the SEC a Registration Statement on Form SB-2 including the Prospectus which has been or will be declared effective. The Company will use its best efforts to keep the Registration Statement continuously effective from the date thereof through the Close of Business ten (10) business days following the expiration date of the Community Offering or until the earlier withdrawal of the offerings or the earlier Rights Offering expiration date if the Community Offering is not commenced. So long as any Units remain available for subscription and any of the offerings are not withdrawn, the Company will take all necessary action to obtain and keep effective any and all permits, consents and approvals of government agencies and authorities and to make filings under federal and state securities acts and laws, which may be or become necessary in connection with the issuance and delivery of the Subscription Certificates, the subscription for Units and the issuance, sale and delivery of the shares of Common Stock issued upon subscription for the Units; provided, however, in no event shall such shares of Common Stock be issued and the Company shall have authority to suspend the subscription for the Units until such permits consents, approvals and registrations have been obtained.

      12. ADJUSTMENT OF SUBSCRIPTION PRICE AND NUMBER OF SHARES OF COMMON STOCK PURCHASABLE.

           (a) Except as provided in subsection (b) below, the Subscription Price, the number of Units and the number of shares of Common Stock to be purchased upon subscription for each Unit shall not be adjusted during the term of the Rights Offering or the Community Offering.

           (b) If the Company shall (i) pay a dividend on its shares of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) reclassify the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares of Common Stock to be purchased upon subscription for a Unit immediately prior thereto shall be proportionately adjusted so that each subscriber shall be entitled upon purchase of a Unit to receive the kind and number of shares of Common Stock or other securities of the Company which each subscriber would have owned or have been entitled to receive after the happening of any of the events described above, had such Unit been purchased immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subparagraph (b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. In addition, in the event of any reclassification of the Common Stock, references in this Agreement to Common Stock shall thereafter be deemed to refer to the securities into which the Common Stock shall have been reclassified.

           (c) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety or the Company is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock before the expiration date of the Rights or Community Offerings, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Subscription Agent an agreement, in form and substance substantially equivalent to this Agreement, that each subscriber shall have the right thereafter, subject to terms and conditions substantially equivalent to those contained in this Agreement, ___ upon payment of the Subscription Price in effect immediately prior to such action to purchase the kind and amount of shares and other securities and property which such holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Unit been purchased immediately prior to such action. The Company shall mail by first-class mail, postage prepaid, to each registered holder of a Subscription Certificate, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. The provisions of this subparagraph (c) shall similarly apply to successive consolidations, mergers, sales or conveyances. The Subscription Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon purchase of Units or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

      13. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. The Company shall issue one Right for each five shares of Common Stock held by a Record Holder on the Record Date. The Company shall not distribute fractional Rights or Subscription Certificates that evidence fractional Rights or are exercisable for the purchase of fractional shares. Each Right will be exercisable for one Unit consisting of two shares of Common Stock, rounding up any remaining fractional share to the nearest whole number of shares, and one Warrant.

      14. NOTICES TO RIGHTHOLDERS. If, prior to the expiration date of the Rights Offering or the Community Offering:

           (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend declared in the ordinary course) to the holders of its shares of Common Stock, or

           (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible or exchangeable into shares of Common Stock or any right to subscribe for or purchase Common Stock, or

           (c) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety),

           (d) then the Company shall cause written notice of such event to be filed with the Subscription Agent and shall cause written notice of such event to be given to each of the registered holders of the Subscription Certificates at such holder's address appearing on the Rights Register, by first-class mail, postage prepaid, giving of notice to be completed at least ten (10) calendar days (or twenty (20) calendar days in any case specified in clause (c) above) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of any dividend, distribution, right, option, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

      15. MERGER, CONSOLIDATION OR CHANGE OF NAME OF SUBSCRIPTION AGENT. Any entity into which the Subscription Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Subscription Agent shall be a party, or any entity succeeding to the escrow business of the Subscription Agent, shall be the successor to the Subscription Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Subscription Agent under the provisions of Section 17.

      16. SUBSCRIPTION AGENT. The Subscription Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Subscription Certificates, by their acceptance thereof, shall be bound:

           (a) The Subscription Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Subscription Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Right or subscriber in the Community Offering to make or cause to be made any adjustment in the Subscription Price or in the number of shares of Common Stock issuable upon exercise of any subscription for the Units (except as instructed by the Company).

           (b) The Company agrees to indemnify the Subscription Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Subscription Agent arising out of or in connection with this Agreement except as a result of its negligence, willful misconduct or bad faith.

           (c) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Subscription Agent for the carrying out or performing the provisions of this Agreement.

           (d) The Subscription Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President or the Chief Financial Officer and Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

           (e) The Company shall pay to the Subscription Agent for its services hereunder a fee of $1,500.00, plus an additional fee of $5.00 for each check issued, $10.00 for each wire transfer, $5.00 for each facsimile transmission or e-mail, and $.50 for each photocopy necessitated in the performance of duties, with total fees for services not to exceed $2,000.00. The Company will pay all actual expenses and costs incurred by the Subscription Agent in performing obligations under this Subscription Agreement. The Company shall pay such fees and expenses upon receipt of an invoice therefor after the expiration date of the Community Offering.

           (f) In the event of any disagreement between the Company and any subscriber resulting in adverse claims and demands being made in connection with any subscription funds submitted in connection with the Rights Offering or the Community Offering that the Subscription Agent is unable to resolve in accordance with the terms of this Agreement or the statements set forth in the Prospectus (a "Subscriber Disagreement"), the Subscription Agent shall be entitled to refuse to comply with any such claims or demands of such subscriber as long as such Subscriber Disagreement may continue, and in so refusing, may make no delivery or other disposition of any subscription funds then held under this Agreement to any person other than the Company, and in so doing shall be entitled to continue to refrain from acting until (a) the Subscriber Disagreement shall have been finally settled by binding arbitration or finally adjudicated in a court having jurisdiction of the subscription funds involved herein or affected hereby or (b) the Company and the subscriber have resolved the Subscriber Disagreement by written agreement and the Subscription Agent shall have been notified in writing of such agreement. In the event of such Subscriber Disagreement, the Subscription Agent may, but need not, institute legal proceedings to resolve such Subscriber Disagreement and tender into the registry or custody of any court of competent jurisdiction in Florida all money or property in the Subscription Agent's possession under the terms of this Agreement, and thereupon to be discharged from all further duties under this Agreement. The filing of any such legal proceeding shall not deprive the Subscription Agent of compensation earned prior to such filing. Upon the Company's reasonable request or direction, the Subscription Agent shall take legal action in connection with this Agreement or in connection with its enforcement and appear in, prosecute or defend any action or legal proceeding in connection with the Rights Offering or the Community Offering provided that indemnification for costs, expenses, losses or liabilities incurred by the Subscription Agent in connection therewith shall be furnished.

      17. CHANGE OF SUBSCRIPTION AGENT. If the Subscription Agent shall resign (such resignation to become effective not earlier than sixty (60) days after the giving of written notice thereof to the Company and the registered holders of Subscription Certificates) or shall become incapable of acting as Subscription Agent or if the Board of Directors of the Company shall by resolution remove the Subscription Agent (such removal to become effective not earlier than thirty
(30) days after the filing of a certified copy of such resolution with the Subscription Agent and the giving of written notice of such removal to the registered holders of Subscription Certificates), the Company shall appoint a successor to the Subscription Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been so notified in writing of such resignation or incapacity by the Subscription Agent, then either the Subscription Agent or registered holder of any Subscription Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Subscription Agent. Pending appointment of a successor to the Subscription Agent, either by the Company or by such a court, the duties of the Subscription Agent shall be carried out by the Company. Any successor Subscription Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Subscription Agent, the Company may cause written notice of the change in the Subscription Agent to be given to each of the registered holders of the Subscription Certificates at such holder's address appearing on the Rights Register. After appointment, the successor Subscription Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Subscription Agent without further act or deed. The former Subscription Agent shall deliver and transfer to the successor Subscription Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 17 or any defect therein, shall not affect the legality or validity of the removal of the Subscription Agent or the appointment of a successor Subscription Agent, as the case may be.

      18. RIGHTHOLDER NOT DEEMED A STOCKHOLDER. Nothing contained in this Agreement or in any of the Subscription Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

      19. NOTICES TO COMPANY AND SUBSCRIPTION AGENT. All notices, consents, waivers and other communications under this Agreement must be in writing, and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), or (c) five days after mailing by first class mail, postage prepaid, in each case to the appropriate address set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

           Jacksonville Bancorp, Inc.
           76 South Laura Street, Suite 104
           Jacksonville, Florida  32202
           Attention:  Gilbert J. Pomar, III
           Telecopier: (904) 421-3050

           Investment Services Group
           Independent Bankers' Bank of Florida
           Post Office Box 958423
           Lake Mary, Florida  32795-8423
           Telecopier: (407) 541-1663

The Subscription Agent maintains a Subscription Agent Office at 615 Crescent Executive Court, Suite 400, Lake Mary, Florida 32746-2109. If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Subscription Agent.

      20. SUPPLEMENTS AND AMENDMENTS. This Agreement constitutes the full and integrated agreement of the parties hereto with respect to the subject matter hereof. The Company and the Subscription Agent may from time to time supplement or amend this Agreement without the approval of any holders of Subscription Certificates in order to cure any ambiguity, error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein or in the Registration Statement, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Subscription Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the registered holders of the Subscription Certificates in any material respect.

      Any supplement or amendment of this Agreement which may not be made by the Company and the Subscription Agent without the approval of registered holders of Subscription Certificates pursuant to the preceding paragraph shall require the approval of the registered holders of Subscription Certificates entitled to purchase upon exercise thereof a majority of the Units which may be purchased upon the exercise of all outstanding Subscription Certificates at the time that such amendment or supplement is to be made.

      21. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Subscription Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      22. TERMINATION. This Agreement shall terminate on the later of (a) the Close of Business on the date which is fifteen (15) business days after the expiration or earlier termination date of the Community Offering or (b) if subscriptions for the Units have been suspended under Section 11 before the expiration date of the Rights Offering or the Community Offering, and such extension extends beyond the expiration date of the Community Offering, the 15th business day after the termination of the suspension of the offering. Upon termination of the Agreement, the Subscription Agent shall send to the Company all canceled Subscription Certificates and related documentation as required by applicable law or as reasonably requested by the Company.

      23. GOVERNING LAW. This Agreement and each Subscription Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the internal laws of the State of Florida without regard to principles of conflict of law or choice of laws of the State of Florida or any other jurisdiction which would cause the application of any laws other than of the State of Florida.

      24. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Subscription Agent and the registered holders of the Subscription Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Subscription Agent and the registered holders of the Subscription Certificates.

      25. COUNTERPARTS. This Agreement may be executed in a number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

      26. HEADINGS. The headings of sections of this Agreement have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

      27. WAIVER. No waiver by either party hereto of the other party's breach of or failure to comply with any condition or provision of this Agreement to be performed by such other party shall operate as a waiver of or estoppel with respect to any subsequent or other breach or failure to comply.

      IN WITNESS WHEREOF the parties hereto have caused this Subscription Rights Agreement to be executed and delivered as of the day and year first above written.


                                  JACKSONVILLE BANCORP, INC.



                                  By: __________________________________________

                                  Name: ________________________________________

                                  Title: _______________________________________



                                  INDEPENDENT BANKERS' BANK OF FLORIDA



                                  By: __________________________________________

                                  Name: ________________________________________

                                  Title: _______________________________________